SPECIAL  NOTICE  &  INVITATION

ANNUAL MEETING OF SHAREHOLDERS

To  Be  Held  On  October  22, 1998


WATERS  INSTRUMENTS,  INC.
(d/b/a WATERS CORPORATION)
2411 Seventh Street, NW
Rochester, MN   55901

Your Personal Invitation. . . .







September 25, 1998





Dear Shareholder:

We are pleased to notify you that the Annual Meeting of Shareholders of WATERS INSTRUMENTS, INC. (the Company) (d/b/a Waters Corporation) will be held on Thursday, October 22, 1998, at 3:00 p.m., local time, at Waters Corporation, Team Room, 2411 Seventh Street, Northwest, Rochester, Minnesota for the following purposes:

1.	To set the number of directors at four (4).
2.	To elect directors for the ensuing year.
3.	To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on August 31, 1998 as the record date for determination of shareholders entitled to notice of and to vote at such Annual Meeting.

Our Board of Directors and I cordially invite you to attend this meeting. Whether or not you plan to be personally present at the meeting, however, please complete, date and sign the enclosed postage-paid proxy postcard and
return it promptly.   If you later decide to revoke your proxy, you may do so
at any time before it is exercised.



Sincerely,




/s/ Jerry W. Grabowski
Jerry W. Grabowski
President & CEO

ANNUAL MEETING OF SHAREHOLDERS

October  22,  1998

PROXY  STATEMENT



OUTSTANDING  SHARES, VOTING RIGHTS, AND GENERAL  MATTERS

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Waters Instruments, Inc. (the Company) (d/b/a Waters Corporation) of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on October 22, 1998. Holders of Common Stock of record at the close of business on August 31, 1998 will be entitled to vote at the Meeting. Each share of Common Stock entitles the holder to one vote; shareholders are not entitled to cumulate their votes in the election of directors. As of August 31, 1998 there were 1,467,448 shares of Common Stock issued and outstanding and entitled to vote at the Meeting.

If the enclosed proxy is properly executed and returned to the Company, all shares represented thereby will be voted as directed. If no direction is made, the proxy will be voted in favor of the proposals set forth in the Notice of Annual Meeting and in favor of the number and slate of directors proposed by the Board of Directors. Any shareholder giving a proxy may revoke it at any time prior to its use at the Meeting by giving written notice of such revocation to the Secretary or other Officer of the Company or by filing a new written proxy with an Officer of the Company. Personal attendance at the Meeting is not, by itself, sufficient to revoke a proxy unless written notice of the revocation or a subsequent proxy is delivered to an Officer before the revoked or superseded proxy is used at the Meeting.

The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote shall constitute a quorum for the transaction of business. If a broker returns a non-vote proxy, indicating lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum. However, such non-vote will not be deemed to be represented at the meeting for purposes of calculating the vote with respect to such matter. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed to be present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter. However, the vote abstained shall not be deemed to have been voted in favor of such matter. Proxies which are signed but which lack any such specification will be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the slate of directors proposed by the Board of Directors and listed herein.

The mailing address of the principal executive offices of the Company is:
PO Box 6117, Rochester, MN 55903-6117. The Company expects that this Proxy Statement and the related Proxy and Notice of Meeting will first be mailed to shareholders on or about September 25, 1998.

ELECTION OF DIRECTORS (Proposals #1 and #2)
The Bylaws of the Company provide that the number of directors shall be determined by the shareholders at each Annual Meeting provided that the number shall be not less than three nor more than eleven. The Board of Directors recommends the election of four directors at this Annual Meeting. Under applicable Minnesota law, approval of the proposal to set the number of directors at four requires the affirmative vote of the holders of the greater of:
(1) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, or
(2) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting. Each proxy will be voted for or against such number or not voted at all as directed by the shareholder.

Each proxy will be voted for the nominees specified below unless the proxy withholds a vote for one or more of such nominees. So far as is known to the Board, each of such nominees intends to serve if elected. In the presently unforeseen circumstance that a nominee is unable or unwilling to serve, proxies will be voted for such substitute nominee (if any) as may be determined by the Board of Directors prior to the Meeting. Directors hold office from the date of their election or reelection until the next Annual Meeting and until their successors are elected. Nominees to the Board of Directors are elected by a majority of the votes cast for the election of Directors at the Annual
Meeting.

NOMINEES  FOR  DIRECTORS

The following table provides certain information with respect to the nominees for Directors of the Company.
All of the Directors listed are presently serving as
Directors of the Company, and all were elected by the shareholders at the last
Annual Meeting and each is proposing to stand for election as a nominee at the
Annual Meeting of Shareholders on October 22, 1998:
                                                                  Year In
                                                               Which First
Name            Age   Position with the Company and Principal     Became a
                      Occupation                                  Director

William R.
  Franta        56    Director.  Business Development &
                      Technology Consultant in Minneapolis,
                      Minnesota.                                     1997

Jerry W.
  Grabowski     46    President, Chief Executive Officer and
                      Director of the Company.                        1993

John A.
  Grimstad      48    Secretary and General Counsel of the Company.
                      Vice President of Fredrikson & Byron, P. A.
                      in Minneapolis, Minnesota                       1996

Charles G.
  Schiefelbein  59    Director.  President of Capital Growth
                      Services of Minneapolis, Minnesota.             1986

BUSINESS EXPERIENCE OF NOMINEES:
The following information is presented as to each nominee's business experience during the past five years and his directorships of other publicly held corporations:

Mr. Franta has been a Business Development & Technology Consultant since April 1996. From January 1987 to April 1996 he served as Senior Vice President of Network Systems Corporation. He is a Director of HEI, Inc. in Victoria, Minnesota.

Mr. Grabowski has been President and Chief Executive Officer and a member of the Board of Directors of the Company since August 1993.
He additionally  served as Chief Financial Officer, Secretary, and
Treasurer from December 1994 until October 1996.
From 1988 until joining the Company, he was employed as General Manager of Onan Power/Electronics Division.

Mr. Schiefelbein, from September 1996 to the present, is President of Capital Growth Services, a consulting and investment company, based in Minneapolis, Minnesota. From 1979 until August 1996, Mr. Schiefelbein was Chairman of Computer Petroleum Corporation (CPC), a public company that provides electronic energy price and news information.
From 1979, when he founded CPC, to 1991, Mr. Schiefelbein served as Chairman and Chief Executive Officer.
He is also currently a director of Research, Inc.

Mr. Grimstad has been, since 1984, a Vice President and shareholder of Fredrikson & Byron, P.A., the Company's counsel, and serves as a Director and Secretary or Assistant Secretary of several closely-held manufacturing companies.

BOARD  AND  COMMITTEE  MEETINGS

The Board held six meetings during fiscal year 1998. Each Director whose reelection is proposed and who served as a member of the Board during fiscal year 1998 attended 100% of the aggregate number of meetings of the Board and of the Committees of which he is a member.

The Company's Board of Directors has formally designated three Committees: an Audit Committee, a Compensation Committee, and a Stock Option Committee.
The Company does not have a nominating committee.

The Audit Committee, consisting of Mr. Franta, Mr. Schiefelbein, and
Mr. Grimstad for fiscal year 1998, generally engages in oversight of the structure of the Company's internal controls, reviews the selection of the independent auditors, reviews the annual audit plan, and oversees the Company's financial reporting. However, the responsibility to review and approve internal accounting and controls; quarterly financials; registration statements; reports to the SEC; financial press releases; cost of conduct; and any legal/ethics audit (except as these matters have a direct bearing on the duties stated above) remain the responsibility of the full
Board of Directors. During fiscal year 1998, the Audit Committee met twice, and the full Board of Directors met once with the Company's independent auditors to review the Company's financial statements, accounting policies, and practices. Each Committee member was present at the meetings.
Mr. Franta, Mr. Schiefelbein, and Mr. Grimstad will serve on the Audit Committee for fiscal year 1999.

The Compensation Committee, which for fiscal year 1999 will consist of Mr. Franta, Mr. Grimstad, and Mr. Schiefelbein, generally assists the Board of Directors in exercising its authority and discharging its responsibilities concerning the hiring, compensation, and termination of employment of the officers and senior managers of the Company.
During fiscal year 1998, the Compensation Committee met twice and each Committee member (Mr. Grimstad, Mr. Schiefelbein, and Mr. Siebens) was present at both meetings.

Until November 1996, the Stock Option Committee consisted of two or more members of the Board of Directors or other persons who were appointed by and served at the pleasure of the Board. {Other persons are those who are "disinterested" persons and, among other things, have not been (at any time within one year prior to such person's appointment to the Committee) and will not be (while serving on such Committee) granted or awarded options under the 1995 Stock Option Plan (the "Plan").} During fiscal years 1996 and 1997, the Board delegated to its Compensation Committee all of the authority of the Board under the Plan.
For Fiscal Year 1998, the Board transferred all such duties and responsibilities under the Plan to the full Board.
For Fiscal Year 1999, the Board anticipates again assigning the duties of the Stock Option Committee to the full Board of Directors.

PRINCIPAL SHAREHOLDERS

The following table provides information concerning the only persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock as of August 31, 1998:

Name and Address of Beneficial Owner   Number of Shares
                                       Beneficially Owned  Percent of Class
Charles G. Schiefelbein
2920 Norwest Center, Minneapolis, MN
55402                                        197,953(1)            13.5%
Woodland Investment Company
3007 Skyway Circle North, Irving, TX
75038                                        172,000(2)            11.7%

Kohl Gift Trust
3007 Skyway Circle North, Irving, TX
75038                                         90,000(3)             6.1%

[FN]
(1) Includes 70,000 shares of stock held in the name of Peace Shalom Foundation, of which Mr. Schiefelbein is a Director and Vice President, as well as 3,350 shares which may be purchased pursuant to options held by Mr. Schiefelbein which are or will become exercisable within 60 days of August 31, 1998.

(2) According to the most current Schedule 13D filed by Woodland Investment Company and information provided by it, the power to vote and dispose (or to direct the vote or disposition) of such shares is shared with Atlee M. Kohl and Nicole F. Kohl, each of whom are thereby deemed to be beneficial owners of such shares.

(3) According to the most current Schedule 13D filed by Kohl Gift Trust, the power to vote and dispose (or to direct the vote or disposition) of such shares is shared with Atlee M. Kohl who is deemed to be a beneficial owner of such shares.

MANAGEMENT SHAREHOLDINGS

The following table sets forth the beneficial ownership of the Company's
Common Stock by
(i) each Director and nominee of the Company,
(ii) the named executive officer in the Summary Compensation Table, and
(iii) all Directors and Executive Officers as a group, as of August 31, 1998.
Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.

Name of Director or Number of             Number of Shares          Percent
Persons in Group                          Beneficially Owned(1)    of Class
Charles G. Schiefelbein                    197,953(2)                 13.5%
Jerry W. Grabowski                          62,250(3)                  4.1%
John A. Grimstad                            15,050(4)                  1.0%
William R. Franta                            3,350(5)                  0.2%
Officers and Directors as a Group         __________                 ______
  (5 persons)                              281,853(6)                 18.6%

[FN]
(1) Under rules of the Securities and Exchange Commission, an individual is also deemed to beneficially own shares which are not outstanding but which the individual has the right to acquire as of August 31, 1998 or within 60 days of such date.

Such shares not outstanding but so deemed beneficially owned are treated as outstanding when determining the percent of the class owned by the particular individual and when determining the percent owned by the group.


(2) Includes 70,000 shares of stock held in the name of Peace Shalom Foundation, of which Mr. Schiefelbein is a Director and Vice President, as well as 3,350 shares which may be purchased pursuant to options held by Mr. Schiefelbein which are or will become exercisable within 60 days of August 31, 1998.

(3) Includes 53,250 shares which may be purchased pursuant to options held by Mr. Grabowski which are or will become exercisable within 60 days of August 31, 1998.

(4) Includes 3,350 shares which may be purchased pursuant to options held by Mr. Grimstad which are or will become exercisable within 60 days of August 31, 1998.

(5) Includes 3,350 shares which may be purchased pursuant to options held by Mr. Franta which are or will become exercisable within 60 days of August 31, 1998.

(6) Includes 66,550 shares which may be purchased pursuant to options held by Officers and Directors which are or will become exercisable within 60 days of August 31, 1998.

EXECUTIVE COMPENSATION
The following table sets forth annual compensation, as well as certain other compensation, paid to the named executive officer:

SUMMARY  COMPENSATION  TABLE
                                                 Long-Term Compensation
                    Annual Compensation         Awards            Payouts
Name &                                    Restricted                 All Other
Principal  Fiscal Salary Incentive   Other  Stock  Securities   LTIP  Compensa-
Position    Year   $      Comp $ (1)   $  Awards $ Underlying Payouts  tion $(2)
                                                    Granted
Jerry W.
Grabowski  1998 158,524  35,278       -        -      3,250       -      3,783
President &
 CEO       1997 143,780  61,000       -        -          -       -      4,632
           1996 139,521  13,446       -        -          -              4,420

[FN]
(1)  Represents incentive compensation payment.

(2)  Represents insurance premiums and 401(k) match paid by the Company.

OPTION GRANTS DURING FISCAL YEAR 1998
There were 3,250 shares of the Company's common stock granted in options under the Company's 1995 Stock Option Plan during fiscal year 1998 to the named executive officer in the Summary Compensation Table. The Company has not granted any stock appreciation rights.

             Number of     Percent of       Exercise or    Expiration  Grant
             Securities    Options Granted  Base Price       Date      Date
             Underlying    to Employees     ($/Share)                  Fair
             Options       in Fiscal Year                              Value
Name         (#)                                                       (1)
Jerry W.
Grabowski       3,250          8.5%             5.75       2/5/2008   10,823

[FN]
(l) The grant date fair value has been estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions; dividend rate of .70%, price volatility of 43.1%, risk free interest rate of
 5.71%, and an expected life of 10 years.

OPTION EXERCISES DURING FISCAL YEAR 1998 AND FISCAL YEAR-END OPTION VALUES The named executive officer in the Summary Compensation Table did not exercise any options during fiscal year 1998.

         Shares         Value   Number of Unexercised   Value of Unexercised
         Acquired     Realized  Options at FY-End (#)   in-the-money options
         on Exercise     ($)    Exercisable/            at FY-End ($)
            (#)                 Unexercisable           Exercisable/
Name                                                    Unexercisable (1)
Jerry W.
 Grabowski    0           0       53,250/0                  156,150/0

[FN]
(1) Value is calculated on the basis of the difference between the option exercise price and the closing sale price for the Company's Common Stock at June 30, 1998 of $5.25 as quoted on the NASDAQ National Market System, multiplied by the number of shares of Common Stock underlying the option.

COMPENSATION  OF  DIRECTORS
Each non-employee, non-officer Director receives an:
annual retainer fee of $4,000,
$350 for each attended quarterly meeting of the Board, $50 for each breakfast ordinner meeting of the Board, $150 for each attended meeting of a Committee on which he serves and a fee of $500 for each time he provides additional services as a special consultant to the Company, plus, in each case, reimbursement of travel expenses.
Such Directors also receive a monthly stipend of $50 to cover miscellaneous travel, telephone, and meal expenses associated with Board responsibilities.

EMPLOYMENT CONTRACTS  AND TERMINATION OF EMPLOYMENT ARRANGEMENTS
The Company has entered into an employment agreement with Jerry W. Grabowski, which provides for compensation in the event Mr. Grabowski's employment with the Company is terminated under certain circumstances.
Upon termination of employment initiated by the Company's Board of Directors, Mr. Grabowski will have the right to receive an amount equal to twelve-months' base salary and the cost of all existing health/medical and other benefit plans enjoyed by Mr. Grabowski on the effective date of termination (subject to the terms of the plans) or substantially the same benefits if the terms of a plan exclude non-employees. Mr. Grabowski will also be entitled to receive on August 31, in the year immediately following the "Performance Period" (most recently ended fiscal year)in which a termination occurred, the incentive compensation he would have earned had his employment not been terminated, in an amount proportionate to the number of months that he was employed by the Company prior to such termination. In the event
Mr. Grabowski's employment with the Company is terminated within one year of a change in control, then upon such termination in addition to the Company's obligation stated above, the Company will pay Mr. Grabowski an additional amount equal to the base salary, then in effect, for one year.

1995 STOCK OPTION PLAN
In May 1995, the Company's Board adopted, and shareholders subsequently approved in October 1995, the Company's 1995 Stock Option Plan and reserved 150,000 shares of its Common Stock for issuance upon the exercise of options to be granted pursuant to the terms of the Plan. The 1995 Plan replaces the Incentive Stock Option Plan and Nonqualified Stock
Option Plan adopted in 1985, both of which expired in 1995.
Incentive Stock Options granted under the 1995 Plan are intended to qualify under Section 422 of the Internal Revenue Code
(or any successor provision it relates to as "incentive" stock options which can provide favorable tax treatment to the optionees.)

1997 ASSOCIATES STOCK PURCHASE PLAN
In December 1996, the Company's Board adopted, and shareholders subsequently approved in October 1997, the Company's 1997 Associates Stock Purchase Plan and reserved 200,000 shares of its Common Stock (or the number and kind of securities to which said 200,000 shares may be adjusted by any future action by the shareholders of the Company), which may be authorized but unissued shares of the Company, for issuance upon the exercise of options to be granted under the Associates Stock Purchase Plan. Shares subject to the unexercised portion of any lapsed or expired option may again be subject to option under the Associates Stock Purchase Plan.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent (10%) of the registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the SEC).
Officers, directors, and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, the Company believes that, during the period from July 1, 1997 through June 30, 1998, all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with.

INDEPENDENT PUBLIC ACCOUNTANTS
The firm of McGladrey & Pullen, LLP, Certified Public Accountants, served as the Company's independent accountants for the fiscal year ended June 30, 1998. Such firm is expected to be designated by the Board of Directors of the Company to audit the Company's accounts for the new fiscal year to end
June 30, 1999. Such action is customarily taken at the Annual Meeting of the Board preceding the Annual Meeting of Shareholders.

Representatives of McGladrey & Pullen, LLP will be present at the Annual Meeting of Shareholders and will be afforded the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

SHAREHOLDERS' PROPOSALS FOR 1999 ANNUAL MEETING
Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the next Annual Meeting in October 1999 must be received by the Company by June 25, 1999 to be includable in the Company's proxy statement and related proxy for the October 1999 Meeting.

ANNUAL REPORT & FORM 10-KSB
A copy of the Company's Annual Report to shareholders for the fiscal year ended June 30, 1998 accompanies this Proxy Statement.
No portion of the Annual Report is incorporated herein and no portion is to be considered proxy soliciting material.
A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-KSB, including the financial statements and the schedules thereto, for the Fiscal Year ended June 30, 1998 will be sent to those shareholders who request a copy by sending a letter addressed to Roni Henry, Assistant Secretary, Waters Corporation,
PO Box 6117, Rochester, MN 55903-6117.

OTHER  BUSINESS
The Board of Directors does not know of any matters to be brought before the Meeting other than those described above. If, however, any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on such matters.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
To management's knowledge, no Director, Director Nominee, Officer, or ten percent Shareholder or any affiliates of such persons had in 1997 or 1998 or currently has any material interest, direct or indirect, in any transaction in which the Company was involved.

SOLICITATION
The cost of soliciting proxies, including the preparation, assembly, and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of stock, will be borne by the Company and such solicitation will be effected solely by mail, provided that it is expected that banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies and will be reimbursed for their reasonable expenses incurred in connection therewith. If it should become necessary, Directors, Officers, or regular employees of the Company may, without compensation other than their regular compensation, solicit proxies personally or by telephone.

BY  ORDER  OF  THE  BOARD  OF  DIRECTORS,



/s/ Jerry W. Grabowski

Jerry Grabowski
President & Chief Executive Officer
September 25, 1998

PROXY

This PROXY is solicited on behalf of the Board of Directors. The undersigned hereby appoints JERRY W. GRABOWSKI and GREGORY J. ANSHUS, with full power of substitution, as proxy to vote for me and in my name with like effect as if I were personally present and voting at the Annual Meeting of Shareholders of Waters Instruments, Inc. (d/b/a Waters Corporation), called to be held at 3:00 PM, Thursday, October 22, 1998, local time, at Waters Instruments, Inc., Team Room, 2411 Seventh Street, Northwest, Rochester, Minnesota and at all adjournments thereof, hereby revoking any proxy or proxies heretofore given:

The Board of Directors recommends that you vote "FOR" each proposal. Check One Box Only for each Proposal
1. NUMBER OF DIRECTORS. Proposal to establish the number of directors at four (4)
   __FOR
   __AGAINST
   __ABSTAIN

2. ELECTION OF DIRECTORS.
    Nominees: William R. Franta, Jerry W. Grabowski, John A. Grimstad,
              Charles G. Schiefelbein
   __FOR all nominees except those written in this box. __________________
   __WITHHOLD AUTHORITY to vote for all nominees

3. OTHER MATTERS. Upon such other business as may properly come before the
                  Meeting.
   __FOR
   __AGAINST
   __ABSTAIN

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.
If no direction is made as to a particular proposal, this proxy will be voted for such proposal.


Please sign exactly as your name appears above. Executors, administrators, trustees, guardians, etc. so indicate when signing. For stock held in Joint Tenancy, each joint owner should sign.
Signature
Date                  , 1998

Signature, if held jointly
Date                  , 1998

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY PROMPTLY.
YOU MAY FAX YOUR PROXY TO: 1-800-962-2880, Ext. 700.

__Please check here if you plan on attending the annual meeting.
__Please check here if you would like to receive a copy of the Form 10-KSB.


POSTAGE WILL BE PAID BY ADDRESSEE




Roni E. Henry
Assistant Secretary
WATERS CORPORATION
PO Box 6117
Rochester, MN 55903-9990